Exhibit 3(b)(i)
Registration No. 31671

FORM NO. 6
BERMUDA
CERTIFICATE OF INCORPORATION
I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 6th day of February, 2002
Stratus Technologies Bermuda Ltd.
was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 8th day of February, 2002.

/s/ [ILLEGIBLE]
for Acting Registrar of Companies